UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2005

HOUSERAISING, INC.
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(Exact Name of Registrant as Specified in Charter)
North Carolina
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(State or Other Jurisdiction of Incorporation)

000-50701
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(Commission File Number)

56-2253025
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(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212
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(Address of Principal Executive Offices) (Zip Code)

(704) 532-2121
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(Registrant's Telephone Number, Including Area Code)
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(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 13, 2005, the Board of Directors elected Gregory J. Wessling as a member of the Company’s Board of Directors. Concurrent with this appointment, Mr. Thomas E. Schubert decided to step down as a board member after 6 years of service to the Registrant.

Mr. Wessling is a former Senior Executive and 33 year Veteran of Lowe’s Companies, Inc. and was a member of the executive management team that transformed Lowe’s Companies, Inc. from a small regional lumber and building supply retailer into a nationwide chain of home products and improvement centers with 1,100 stores in 48 states. Mr. Wessling brings to the Registrant many years experience in the homebuilding and home improvement industry, and in addition to his duties as a member of the Board of Directors of the Registrant, Mr. Wessling will assist us in implementing strategic vendor relationships with national companies and manufacturers that will create value for both homebuyers and home-builders.

The Registrant discloses that there have not been any arrangements or understandings between Mr. Wessling and any other persons, pursuant to which Mr. Wessling was selected as a director. In addition, there has not been any transactions during the last two years, to which the Registrant has been a party, in which Mr. Wessling has had a direct or indirect material interest.

Mr. Thomas E. Schubert has served as a board member since the inception in 1999 of HouseRaising, Inc., a Delaware company and predecessor to the Registrant. In light of large increases in his trial calendar and the distance for traveling from his Ohio offices to the Registrant’s headquarters in Charlotte, NC, Mr. Schubert requested the Registrant to recruit a member to fill his role. Mr. Schubert submitted his resignation simultaneously with the appointment of Mr. Wessling.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

By /s/ Charles M. Skibo
Charles M. Skibo
Chairman and CEO

Date: May 24, 2005